UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2008

SMITH INTERNATIONAL, INC.

Delaware	1-8514	95-3822631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16740 Hardy Street, Houston, Texas 77032
(Address of principal executive offices) (Zip Code)
(281) 443-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On August 20, 2008, Smith International, Inc., a Delaware corporation (the “Company” or “Smith”), entered into a credit agreement consisting of (i) a four-year unsecured term loan facility (the “Term Loan Facility”) of $1.0 billion and (ii) a 364-day unsecured bridge loan facility (the “Bridge Loan Facility”) of $1.0 billion with Fortis Bank SA/NV as administrative agent, the other agents named therein, and the lenders parties thereto (collectively referred to as the “Credit Agreement”). Borrowings under the Credit Agreement have been utilized to fund the cash consideration payable by the Company in its acquisition of W-H Energy Services, Inc., a Texas corporation (“W-H”). Borrowings under the Credit Agreement will also be utilized to repay the W-H revolving credit agreement, other costs of the W-H transaction and for general corporate purposes. Borrowings under the Credit Agreement bear interest at the rates specified in the agreements, and the agreements contain customary covenants, including leverage ratio covenants.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.01, to this Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.
     In connection with the closing of the acquisition of W-H on August 25, 2008, as described in Item 2.01 of this Form 8-K, W-H terminated its revolving credit agreement, dated as of June 30, 2004 and as amended to date, among W-H, as borrower, Wells Fargo Bank, N.A., as administrative agent, the other agents named therein, and the lenders parties thereto (the “W-H Credit Agreement”). The W-H Credit Agreement provided for aggregate borrowings of up to $375 million and was secured by substantially all of W-H’s assets. There were no termination penalties incurred in connection with the termination of the W-H Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On August 25, 2008, Smith completed its acquisition of all of the outstanding shares of common stock, $0.0001 par value per share (the “Shares”), of W-H, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 3, 2008, among Smith, Whitehall Acquisition Corp., a wholly-owned subsidiary of Smith (“Acquisition”), and W-H.
     The exchange offer expired at 12:00 midnight, Eastern time, on Monday, August 18, 2008. The exchange agent reported that 30.37 million Shares were validly tendered and not withdrawn pursuant to the exchange offer, reflecting approximately 94 percent of the Shares outstanding. The 15.96 million Shares tendered for which mixed consideration elections were made were not subject to proration. These W-H shareholders received, in exchange for each Share tendered, $56.10 per Share in cash and 0.4800 of a share of Smith common stock. The 0.46 million shares tendered for which all-stock consideration elections were made were not subject to proration and received 1.1990 shares of Smith common stock per Share. The 13.95 million Shares tendered for which all-cash consideration elections were made were subject to a fixed proration factor of 0.4841. As a result, W-H shareholders who elected the all-cash consideration received, in exchange for each Share tendered, $45.29 cash plus 0.6186 of a share of Smith common stock. Under the terms of the exchange offer, cash was paid in lieu of fractional shares of Smith stock.
     On August 25, 2008, pursuant to a “short-form” merger procedure available under Texas law, Acquisition filed Articles of Merger with the Secretary of State of the State of Texas whereupon

Acquisition was merged with and into W-H (the “Merger”). In the Merger, each remaining Share (except for Shares purchased in the exchange offer and Shares held by W-H and its subsidiaries) was converted and the respective holders received $56.10 in cash and 0.4800 shares of Smith common stock.
     As a result of the merger transaction, the Company is expected to issue approximately 17.78 million shares of its common stock and is expected to pay approximately $1.64 billion in cash, which was funded using borrowings under the Credit Agreement.
     On August 19, 2008, Smith issued a press release announcing the completion of the exchange offer and the acceptance of all Shares validly tendered pursuant thereto. On August 22, 2008, Smith issued a press release announcing the final results of the exchange offer and the related proration calculations. The full text of the press releases referenced above are attached hereto as Exhibits 99.01 and 99.02, respectively and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 25, 2008, the Company borrowed $2.0 billion under the new Credit Agreement, the proceeds of which were used to pay the cash portion of the merger consideration for the W-H acquisition, to repay amounts outstanding under the W-H revolving credit facility, pay fees and expenses related to the acquisition and for other corporate purposes.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 19, 2008, the Compensation and Benefits Committee of Smith’s Board of Directors approved increases to the base salaries of the following Named Executive Officers, effective August 25, 2008, in the following amounts: Margaret Dorman, Executive Vice President, Chief Financial Officer and Treasurer, $65,000; Donald McKenzie, President and CEO M-I SWACO, $62,000; Bryan Dudman, Executive Vice President and President of Smith Drilling & Evaluation, $62,000. In addition, the target annual bonus percentages for each of the individuals named above was increased from 80% to 85% of annual base salary.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
     The audited and interim financial statements of W-H required by Item 9.01(a) of Form 8-K were incorporated by reference in Smith’s Registration Statement on Form S-4 (No. 333-151897).
(b) Pro Forma Financial Information
     The pro forma financial information required by Item 9.01(b) of Form 8-K were included in Smith’s Registration Statement on Form S-4 (No. 333-151897).
(d) Exhibits

Exhibit Number	Description
10.01
Credit Agreement, dated as of August 20, 2008, among Smith International, Inc., Fortis Bank SA/NV, New York Branch, as administrative agent, the other agents named therein, and the lenders parties thereto.

99.01	Press release dated August 19, 2008.

99.02	Press release dated August 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH INTERNATIONAL (Registrant)
Date: August 25, 2008	By:	/s/ Richard E. Chandler, Jr.
		Name:	Richard E. Chandler, Jr.
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit Number	Description

10.01
Credit Agreement, dated as of August 20, 2008, among Smith International, Inc., Fortis Bank SA/NV, New York Branch, as administrative agent, the other agents named therein, and the lenders parties thereto.

99.01	Press release dated August 19, 2008.

99.02	Press release dated August 22, 2008.